UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 12, 2006

CORPORATE REALTY INCOME FUND I, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-15796	13-3311993
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

475 Fifth Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 696-0701

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      Item 1.01. Entry into a Material Definitive Agreement.

      Registrant entered into a Purchase and Sale Agreement dated as of July 12, 2006 (the “Kotura Sale Agreement”) with Nancy Corzine, Trustee of the Nancy Corzine Trust Established March 31, 2004 (“Purchaser”) to sell, transfer, grant and assign the land, building and other improvements, leases, rents, security deposits, and other rights and property known as the Kotura Building situated in Monterey Park, California.

      Registrant owns fee title to the Kotura Building and its 90,000 square feet of underlying land, free and clear of any liens and encumbrances. The property was built in 1985 and contains 22,250 net rentable square feet. The property was reconfigured in 2001 for use as office, design and development space for use pursuant to a net lease for the entire premises.

      The building is 100% leased to Kotura, Inc. (“Kotura”), a successor by merger to the tenant, LightCross, Inc., pursuant to a lease dated as of November 17, 2000. The initial term of the lease is ten (10) years from September 1, 2001, subject to two five-year renewal options. The amended lease requires approximate annual net rent of $458,970 until August 31, 2007 ($20.63 per square foot) and increases to $472,254 in the two-year period ending August 31, 2009 ($21.22 per square foot) and $486,070 in the two-year period ending August 31, 2011 ($21.85 per square foot). The lease requires payment of a fair market rental during any renewal periods. This lease is a net lease and, except for certain structural and mechanical conditions, the tenant is responsible for all costs, expenses, and obligations relating to the premises and the use, operation, occupancy, management, maintenance, and repair of the building, including insurance and real estate taxes.

      The sale price to be paid by Purchaser for the Kotura Building is $6,000,000 (the “Purchase Price”). The Purchase Price, plus or minus any closing adjustments, is payable in immediately available U.S. funds at the closing of the purchase and sale (the “Closing”). Purchaser is required to pay into escrow the sum of $50,000 (the “Deposit”), which will be held in an interest bearing account, as an earnest money deposit towards the Purchase Price. Closing of the purchase and sale of the Kotura Building will be in escrow through Chicago Title Insurance Company (“Escrow Holder”) and the balance of the Purchase Price will be released to Registrant upon recording of the deed or issuance of a title policy by the title company.

      Closing adjustments include utilities bills (any deposits remain Registrant’s), collected rents and other payments from tenants (any security deposits held by Registrant will be credited to Purchaser), real estate taxes, escrow and closing fees to Escrow Holder (which will be paid one-half by each of Registrant and Purchaser), and recording fees.

      Upon execution of the Kotura Sale Agreement, Registrant was required to deliver to Purchaser a title commitment and a copy of all recorded documents referred to in the title commitment as exceptions to title; Purchaser has already received a survey of the building from Registrant. Any exceptions to title will be permitted unless Purchaser renders any objections in writing to Registrant on or before expiration of the Inspection Period. If, within three (3) Business Days from the date of any such objections, Registrant fails to elect to remove or satisfy any such objections or, with Purchaser’s approval, cause the title company to issue a title endorsement or “insure over” any such objection, or if Registrant delivers a notice to Purchaser that such objections may not be cured, then Purchaser may either terminate the Kotura Sale Agreement or proceed to Closing and take title subject to any such objections. Registrant has until Closing to remove or cause the title company to insure over any such disapproved item, at Registrant’s expense.

      The sale of the Kotura Building is subject to Purchaser’s due diligence investigation. Purchaser has until August 1, 2006 (“Inspection Period”) to inspect the property and the due diligence documents, and to perform such other due diligence with respect to the Kotura Building as Purchaser reasonably deems necessary. Purchaser may notify Registrant and Escrow Holder, in writing, on or before the expiration of the Inspection Period, of its election to proceed or not to proceed with the purchase of the Kotura Building. If Purchaser notifies Registrant and Escrow Holder, on or before the expiration of the Inspection Period, of its decision not to proceed, the Kotura Sale Agreement will be terminated. If Purchaser fails to notify Registrant and Escrow Holder of its decision on or before the expiration of the Inspection Period, or if Purchaser notifies Registrant and Escrow Holder of its decision to proceed with the purchase of the Kotura Building, the Kotura Sale Agreement will not be terminated, the Deposit will become non-refundable, and Registrant and Purchaser will proceed to Closing.

      The sale of the Kotura Building is further subject to Purchaser obtaining a commitment for a loan, to be secured by a first mortgage on the Kotura Building, from a lender of Purchaser’s choice, in an amount not to exceed $1,700,000 and otherwise on terms acceptable to Purchaser in its sole discretion (the “Property Loan”). Purchaser shall have until the expiration of the Inspection Period to obtain a commitment for the Property Loan subject, if at all, only to the lender’s receipt, on or before the date that is 20 days following expiration of the Inspection Period (the “Appraisal Out Date”), of an appraisal reasonably acceptable to the lender indicating a fair market value of the Kotura Building of not less than $4,500,000 (the “Appraisal Contingency”). If Purchaser is unable to obtain a written commitment for the Property Loan on or before expiration of the Inspection Period or obtains a written commitment for the Property Loan on terms or conditions that are unacceptable to Purchaser, all as determined by Purchaser in its sole discretion, Purchaser may, on or before expiration of the Inspection Period, advise Registrant and Escrow Holder in writing of its inability to obtain the Property Loan. If Purchaser fails to notify Registrant and Escrow Holder of its inability to obtain the Property Loan on or before expiration of the Inspection Period, Purchaser will be deemed to have obtained the Property Loan. If Purchaser notifies Registrant of its inability to secure the Property Loan on or before expiration of the Inspection Period, or if Purchaser secures or is deemed to secure the Property Loan but such commitment was subject to the Appraisal Contingency and Purchaser shall thereafter on or before the Appraisal Out Date deliver written evidence from the lender that the Appraisal Contingency has not been satisfied, the Kotura Sale Agreement will be terminated. If Purchaser fails to deliver, on or before the Appraisal Out Date, written evidence to Registrant from the lender that the Appraisal Contingency has not been satisfied, the Appraisal Contingency will be deemed satisfied. If Purchaser secures, or is deemed to have secured, the Property Loan and the Appraisal Contingency, if applicable, is satisfied or deemed satisfied, then the Kotura Sale Agreement will not be terminated, the Deposit will become non-refundable, and Registrant and Purchaser will proceed to Closing.

      The Closing of the purchase and sale of the Kotura Building will occur on or before August 31, 2006, subject to extension by not more than 10 days by each of Registrant and Purchaser.

      Upon the Closing, Purchaser will release Registrant from and waive all claims and liability which Purchaser may have against Registrant for any structural, physical and environmental condition of the Kotura Building including, without limitation, the presence, discovery, or removal of any hazardous materials in, at, about, or under the Kotura Building.

      Registrant will pay sales commissions to third parties (including Purchaser’s agent) aggregating $480,000 in connection with the sale of the Kotura Building to Purchaser. Registrant must also pay escrow fees, transfer taxes, title insurance premium, and other customary closing costs estimated to aggregate $22,000 in connection with a sale of the Kotura Building. Registrant acquired the Kotura Building in July 1986 for a purchase price of approximately $4,182,000, inclusive of acquisition fees. At December 31, 2005, the Kotura Building had a book value estimated at approximately $3,967,000, net of accumulated depreciation.

      Registrant intends to use the net proceeds from the sale of the Kotura Building to fund capital improvements, tenant improvements, and leasing commissions at its New York and San Antonio, Texas properties and to augment working capital and reduce accounts payable and accrued expenses.

      There is no assurance that Purchaser will approve the due diligence investigation or consummate a purchase of the Kotura Building or the final terms of any such transaction.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10. Purchase and Sale Agreement dated as of July 12, 2006 between Registrant and Nancy Corzine, Trustee of the Nancy Corzine Trust Established March 31, 2004.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE REALTY INCOME
FUND I, L.P.

By: 1345 Realty Corporation,
Corporate General Partner

By:	/s/ Robert F. Gossett, Jr.
Name: Robert F. Gossett, Jr.
Title: President

Dated: July 18, 2006